Exhibit 11.



Norwest Corporation and Subsidiaries
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

In thousands, except per common share amounts             Quarter Ended
                                                             June 30
                                                         1995        1994
PRIMARY:
 Weighted average number of common shares
  outstanding .....................................    325,239     316,728
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price ....................................      2,309       2,423
                                                       327,548     319,151

Net income ........................................   $234,303     201,958
 Less dividends accrued on preferred stock ........     10,422       6,889
 Net income, as adjusted ..........................   $223,881     195,069

 Net income per common share ......................   $   0.68        0.61

FULLY DILUTED:
 Weighted average number of common shares
  outstanding .....................................    325,239     316,728
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price or period-end market price,
  whichever is higher .............................      2,665       2,426
 Assumed conversion of 6 3/4% convertible
  subordinated debentures due 2003 ................         24          47
 Assumed conversion of Cumulative Convertible
  Preferred Stock .................................     12,610      12,628
                                                       340,538     331,829

Net income ........................................   $234,303     201,958
 Less dividends accrued on preferred stock ........      6,429       2,886
 Add 6 3/4% convertible subordinated debentures
  interest and amortization of debt expense,
  net of income tax effect ........................          1           3
 Net income, as adjusted ..........................   $227,875     199,075

 Net income per common share.......................   $   0.67        0.60



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Exhibit 11.
(continued)


Norwest Corporation and Subsidiaries
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

In thousands, except per common share amounts            Six Months Ended
                                                             June 30
                                                         1995        1994
PRIMARY:
 Weighted average number of common shares
  outstanding .....................................    319,023     313,834
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price ....................................      1,982       2,308
                                                       321,005     316,142

Net income ........................................   $451,126     392,500
 Less dividends accrued on preferred stock ........     20,876      14,050
 Net income, as adjusted ..........................   $430,250     378,450

 Net income per common share ......................   $   1.34        1.20

FULLY DILUTED:
 Weighted average number of common shares
  outstanding .....................................    319,023     313,834
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price or period-end market price,
  whichever is higher .............................      2,738       2,409
 Assumed conversion of 6 3/4% convertible
  subordinated debentures due 2003.................         28          48
 Assumed conversion of Cumulative Convertible
  Preferred Stock .................................     12,616      12,626
                                                       334,405     328,917

Net income ........................................   $451,126     392,500
 Less dividends accrued on preferred stock ........     12,880       6,044
 Add 6 3/4% convertible subordinated debentures
  interest and amortization of debt expense,
  net of income tax effect ........................          3           5
 Net income, as adjusted ..........................   $438,249     386,461

 Net income per common share.......................   $   1.32        1.18


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